Neiman Marcus Group Stock Option Exchange Key Terms and Considerations Exhibit (a)(1)(G)

General Background and Overview
What is a stock option exchange?
A stock option exchange is a program that allows the holder of previously granted stock options the voluntary opportunity to exchange certain “old” options for “new” options through a tender offer
Stock options that are offered for exchange are usually
“underwater,” meaning the current stock price is below the
original exercise price, in some cases significantly below
In the current economic climate, some prominent companies
have offered to exchange underwater options:
Google
Starbucks
Intel

General Background and Overview
What is the purpose of Neiman Marcus, Inc.’s exchange
offer?
We believe that stock options are an important compensation
component and meet the following objectives:
Reward and recognize your contributions
Align your interests with the long-term interests of all
shareholders
Provide competitive total compensation opportunities
Retain our employees
Like some other prominent companies, the economy has had a
significant impact on our business and as a result, on our stock price

General Background and Overview
What is the purpose of Neiman Marcus, Inc.’s exchange
offer (continued)?
The “accreting exercise price” stock options that are eligible for this exchange offer are currently “underwater” and may no
longer meet all of our intended compensation objectives
If you choose to participate, you may exchange eligible options for new options with a lower exercise price:
You may realize greater appreciation potential
The new options create a strong incentive for you to continue to contribute to our long-term success

Overview of the Exchange Offer Terms
Who is eligible to participate?
You are eligible if you hold “Performance Options” with
accreting exercise price granted in October 2005, December
2006 and/or December 2007.
You must continue to be employed at the end of the offer
period
What stock options can I exchange?
Only stock options granted as “Performance Options” under the
Neiman Marcus Plan are eligible for exchange:
Performance Options have an “accreting” exercise price
The exercise price increases at a 10% compounded rate on
each anniversary over the original five-year vesting period
(unless vested options are exercised sooner)

Overview of the Exchange Offer Terms
How many of my accreting options may I exchange?
You must exchange all of your outstanding eligible options,
both vested and unvested, if you wish to participate
No partial exchanges will be accepted
How many new options will I receive?
You will receive 1 new option for every 1.5 eligible accreting options you exchange:
For example, if you exchange 600 accreting options, you will receive 400 new stock options

Overview of the Exchange Offer Terms
Why do I receive fewer new options than the number I
exchange?
The exchange is intended to be approximately “value-for-value”
Using the widely used Black-Scholes option pricing model, we determined that 1.5 of the original accreting options have
approximately the same value as 1 new stock option:
The original accreting option is less valuable than a new
option because it is currently underwater

Overview of the Exchange Offer Terms
Will there be a new vesting schedule?
The new options you receive will vest over four years from the date of grant:
25% on the first anniversary
36 equal monthly installments thereafter
Why is there a new vesting schedule?
A primary goal of the exchange program, in addition to potentially creating value for our employees, is to provide us with a
compensation component to retain our key employees
Are the new options “accreting” options?
Yes, the new options will also have an exercise price that
increases at a 10% compound rate on each anniversary of the
grant, generally through the 4  anniversary, except for those vested options that are exercised sooner

th

Overview of the Exchange Offer Terms
What are the key terms of the new grant?
The table below outlines the new options’ key terms versus the original accreting options:
Are there other differences between my new options and
original eligible options:
Both are granted under the same plan and except as outlined
above, are substantially the same

Feature New Option Original Eligible Option
Exercise Price Accreting 10% annually for 4 years Accreting 10% annually for 5 years
Vesting Period 4 years total, fully vested 2013
• 25% after year 1
• 36 monthly installments thereafter
5 years total, fully vested 2010-2012
depending on grant date
• 20% after year 1
• 48 monthly installments thereafter
Option Term 8 years expiring 2017 10 years expiring 2015-2017

Overview of the Exchange Offer Terms
What will be the exercise price of the new options and what
are the current exercise prices of the eligible options?
The table below illustrates new options exercise price versus all previously granted options that are eligible for exchange:
* Assumes option is held unexercised until the end of the full vesting term
** Compensation Committee has determined fair market value to be $1,000/share.
Exercise price at 100% vested assumes $1,000 base exercise price

Grant Date
Exercise Price at
Grant
Current Exercise
Price
Exercise Price at
100% Vested*
New Options-Dec 09 $1,000.00** $1,000.00** $1,464.10**
October 2005 $1,445.00 $2,115.6245 $2,327.1870
December 2006 $1,941.94 $2,584.7221 $3,127.5138
December 2007 $2,683.68 $3,247.2528 $4,322.0935

Overview of the Exchange Offer Terms
Will I get a new option award agreement if I participate?
Yes, you will receive a new agreement outlining the terms of the new accreting options illustrated on page 8:
Your old accreting options will be canceled
Your current “Fair Value” options will also be amended to
extend the term of the options to match the term of of the new accreting options as follows:

If your original “Fair Value”
option “Grant Date” was:
The original term
expiration was:
The new expiration
date will be:
October 6, 2005 October 6, 2015 December 15, 2017
December 8, 2006 December 8, 2016 December 15, 2017
December 11, 2007 December 11, 2017 December 15, 2017

The Exchange Offer
When does the exchange offer start? How long do I have to
make a decision to participate in the exchange?
The “Offering Period” has commenced on November 17, 2009
and will end December 15, 2009 unless the offering period is extended
Federal securities law requires the offer period to remain open a minimum of 20 business days
The Company may extend the offer period or withdraw the offer at its discretion
How do I participate in the Exchange?
You may tender your eligible options using the election form attached to your offering document
See “Key Dates & Contacts” later in this presentation or your offering document for information pertaining to submission of your election form
Review offering documents, including Schedule TO

The Exchange Offer
Do I have to participate? And if I choose not to participate, what happens to my original eligible options?
You do not have to participate and should you choose not to, your original eligible options will continue to remain outstanding under their original terms, except that the term of the existing options will be extended until December 15, 2017
If I tender my eligible options for exchange, may I change
my mind?
Using the withdrawal form in the offering document that you have received, you may withdraw all of your previously tendered
eligible options prior to the expiration of the offer
See “Key Dates & Contacts” later in this presentation or the offering document for information pertaining to submission of your withdrawal form

Tax Treatment
Will I owe taxes if I exchange my eligible options?
Under current U.S. tax law, the exchange of eligible options and grant of new options creates no federal income tax liability for the participants
In the future, if you exercise vested options (old or new) you will recognize taxable income equal to the excess of the fair market value of the stock on the date of exercise over the exercise price paid for the stock
You should consult your own personal tax advisor for the
impact on your own taxes, particularly with respect to any state, local or foreign tax consequences

Considerations
The decision to participate is yours
Overview of considerations:

Feature If You Don’t Exchange If You Do Exchange
Number of Options You will have more options
outstanding
Your options outstanding will be
reduced by 1/3
Exercise Price All underwater; 10% additional
accretion over 1-3 years
remaining vesting period
All at-the-money at grant
10% accretion over new 4-year
vesting period
The underlying stock price may go up or down from the current fair market value of $1,000/share in the future
Vesting 40-80% vested; 1-3 years
remain
0% vested; 4 years remain
You will have a new exercise period
Remaining Term 5-8 years left in contractual
term
New 8-year contractual term

Legal
None of Neiman Marcus, its management, Board of
Directors, any committee of the Board, or subsidiaries is
making any recommendation as to whether you should or
should not participate in this Exchange Offer
Consult your own outside legal and/or financial counsel to
make your own informed decision
This presentation is intended to summarize the tender offer
documents filed with the SEC and provided to you. These
documents are incorporated herein by reference and
govern the terms of the exchange offer
You should review the Schedule TO filed with the SEC
(including all the exhibits) because it contains important
information.  You have been provided a copy and it is also
available on www.sec.gov

Key Dates & Contacts

Feature Description
Offer period opens November 17, 2009
Offer period closes December 15, 2009, 11:59PM CST (unless extended)
Questions about eligible
options & exercise prices
You will receive information regarding your eligible options and related exercise prices. If you have additional questions, call
Brenda Sanders @ 214-743-7615
To tender options for
exchange or withdraw
previously tendered
options using forms
included with the offering
document
Key contact: Brenda Sanders
Scanned or PDF email: brenda_sanders@neimanmarcus.com
Fax: 214-743-7617
Deliver or send by hand, registered mail or courier:
Neiman Marcus, Inc.
One Marcus Square
1618 Main Street
Dallas, TX 75201
Attn: Brenda Sanders
General question about the
Exchange Offer
Marita O’Dea @ 214-743-7606
Tony Bangs @ 214-743-7610